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                                                                    Exhibit 99.1

                       LERNOUT & HAUSPIE SPEECH PRODUCTS
                                (the "Company")
                    1994 DRAGON ROLLOVER STOCK OPTION PLAN
         adopted by the board of directors of Dragon  on July 6, 1994 adopted by the board of directors of the Company on June 7, 2000

Set out below are the terms and conditions of the 1994 Dragon Rollover Stock Option Plan (the "Plan") of the company formerly known as Dragon Systems, Inc., a Delaware corporation ("Dragon"). On June 7, 2000 Dragon was merged with and into L&H Holdings USA, Inc., a 100% subsidiary of the Company. Under this merger all outstanding options of Dragon were to be rolled over to the Company. On June 7, 2000, the Company adopted the Plan and issued 852,405 options to purchase Common Stock of the Company (the "Substitute Options") substituting the 2,588,771 outstanding options (the "Initial Options") of Dragon under the Plan. In accordance with Section 8.c, the Substitute Options shall, for all purposes of the Plan, be treated as having been acquired under the same terms and conditions as the Initial Options.

1. Purpose.
   -------

     The purpose of this plan (the "Plan") is to secure for the Company and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2. Type of Options and Administration.
   ----------------------------------

     (a)  Types of Options. Substitute Options granted pursuant to the Plan
          ----------------
shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of Section 422 of the Code.

     (b)  Administration. The Plan will be administered by the Board of
          --------------
Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe,

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amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission of reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with 2 applicable laws or regulations (including, without limitation, applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor role ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

     (c)  Applicability to Rule 16b-3. Those provisions of the Plan which make
          ---------------------------
express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16 (a) of the Exchange Act (a "Reporting Person").

3.  Eligibility.
    -----------

     Substitute Options will be granted to persons who have been granted Initial Options in proportion to the number of Initial Options held by such Participant, adjusted to take account of the merger ratio used for exchanging Dragon common stock into Company common stock and rounded upward or downward to the nearest whole number.

4. Stock Subject to Plan.
   ---------------------

     Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 852,405 shares. If a Substitute Option granted under the Plan expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such option shall again be available for the grant of options under the Plan, subject, however, in the case of Incentive Stock Options, to any limitation required by the Code.

4A. Restricted Stock
    ----------------

     (a)  Grants.  The Board may grant awards entitling such recipients as are
          ------
also eligible to be granted options under this Plan pursuant to Section 3(a) hereof, to acquire shares of Common Stock, subject to the right of the Company to require forfeiture of such options in the event that conditions specified by the Board in the applicable award are not satisfied prior to the end of the

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applicable restriction period or periods established by the Board for such Award
(a "Restricted Stock Award" and each such recipient, an "Award Recipient").

     (b)  Terms and Conditions.  The Board shall determine the terms and
          --------------------
conditions of any such Restricted Stock Award, including the conditions for forfeiture and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Award Recipient thereof and, unless otherwise determined by the Board, deposited by said Award Recipient, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Award Recipient or if the Award Recipient has died, to the beneficiary designated, in a manner determined by the Board, by said Award Recipient to receive amounts due or exercise rights of the Award Recipient in the event of the Award Recipient's death (the "Designated Beneficiary"). In the absence of an effective designation by an Award Recipient, Designated Beneficiary shall mean the Award Recipient's estate.

     (c)  Other Stock-Based Awards. The provisions of this Section shall not be
          ------------------------                                       ---
construed to give the Board the right to grant other awards based upon the Common Stock, including the grant of securities convertible into Common Stock and the grant of stock appreciation rights.


5. Forms of Option Agreements.
   --------------------------

     At the time of the grant of the Initial Options each recipient of a Substitute option has executed an option agreement in such form not inconsistent with the Plan and approved by the Board of Directors. Such option agreements will remain in force and apply mutatis mutandis to the Substitute Options.

6. Purchase Price.
   --------------

     (a)  General. The purchase price per share of stock deliverable upon the
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exercise of a Substitute Option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise
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price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in
Section 11 (b). In accordance with Section 16 (c), the Substitute Options will be deemed to have been granted on the date on which the Initial Options were granted, as specified in the applicable option agreement.

     (b)  Payment of Purchase Price. Common Stock purchased upon the exercise of
          -------------------------
a Substitute Option granted under the Plan shall be paid for as follows: (i) in cash or by check, payable to the order of the Company, (ii) except as the Board may otherwise provide in an option agreement, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the

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optionee to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price, or delivery of shares of Common Stock owned by the optionee valued at their fair market value as determined by the Board in good faith, which Common Stock was owned by the optionee for at least six months prior to such delivery, (iii) to the extent permitted by the Board and explicitly provided in the option agreement, by delivery of a promissory note of the optionee to the Company on terms determined by the Board, or payment of such other lawful consideration as the Board may determine, or (iv) any combination of the above permitted forms of payment."

7.  Option Period.
    -------------

     Each Substitute Option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement relating to the Initial Options, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the Initial Option was granted and, in all cases, Substitute Options shall be subject to earlier termination as provided in the Plan.

8.  Exercise of Substitute Options.
    ------------------------------

     Each Substitute Option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the applicable option agreement relating to the Initial Options, subject to the provisions of the Plan.

9.  Transferability of Substitute Options.
    -------------------------------------

     Except as the Board may otherwise determine or provide, Substitute Options shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws and descent and distribution, and, during the lifetime of the person to whom the Substitute Option was granted, shall be exercisable only by such person. References to an optionee or to the person to whom a Substitute Option was granted, to the extent relevant in the context, shall include references to authorized transferees.

10. Effect of Termination of Employment or Other Relationship.
    ---------------------------------------------------------

     Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the applicable option agreement relating to the Initial Options.

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11. Incentive Stock Options.
    -----------------------

     Substitute Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a)  Express Designation. All Incentive Stock Options granted under the
          -------------------
Plan shall, at the time of grant, be specifically designated as such in the Option agreement covering such Incentive Stock Options.

     (b)  Intentionally ommitted.

     (c)  Dollar Limitation. For so long as the Code shall so provide, options
          -----------------
granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time on any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

     (d)  Termination of Employment, Death or Disability. No Incentive Stock
          ----------------------------------------------
Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

               (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company 4 5 (or within such lesser period as maybe specified in the applicable option agreement), provided, that the agreement with respect to
                                 --------
                     such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

               (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such and employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

               (iii) if the optionee becomes disabled (within the meaning of
                     Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option

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                     agreement). For all purposes of the Plan and any option
                     granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock option may be exercised after its expiration date.

12. Additional Provisions.
    ---------------------

     (a)  Additional Substitute Option Provisions. The Board of Directors may,
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in its sole discretion, include additional provisions in option agreements covering Substitute Options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be
                    -------- ----
inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     (b)  Acceleration, Extension, Etc. The Board of Directors may, in its sole
          ----------------------------
discretion, (i) accelerate the date or dates on which all or any Substitute Options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it
           --------  -------
would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

13. General Restrictions.
    --------------------

     (a)  Investment Representations. The Company may require any person to whom
          --------------------------
a Substitute Option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the Substitute Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the 5 6 same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

     (b)  Compliance with Securities Laws. Each Substitute Option shall be
          -------------------------------
subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration,

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qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14. Rights as a Shareholder.
    -----------------------

     The holder of a Substitute Option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15. Adjustment Provisions for Recapitalizations and Related Transactions.
    --------------------------------------------------------------------

(a) General. If, through or as a result of any merger, consolidation, sale of
    -------
all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding Substitute Options under the Plan, without changing the aggregate purchase price as to which such Substitute Options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

(b) Board Authority to Make Adjustments. Any adjustments under this Section 15
    -----------------------------------
will be made by the Board of Directors, whose determination as to what adjustments, 6 7 if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16. Adjustments for Changes in Common Stock and Certain Other Events
    ----------------------------------------------------------------

     (a)  Changes in Capitalization.  In the event of any stock split, reverse
          -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 3(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Substitute Option, and (iv) the repurchase

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price per share subject to each outstanding Restricted Stock Award shall be appropriately adjusted by the Company (or substituted Restricted Stock Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 16(a) applies and Section 16(c) also applies to any event,
Section 16(c) shall be applicable to such event, and this Section 16(a) shall not be applicable.

     (b)  Liquidation or Dissolution.  In the event of a proposed liquidation or
          --------------------------
dissolution of the Company, the Board shall upon written notice to participants under this Plan provide that all then unexercised Substitute Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award under the Plan at the time of the grant of such Award.

     (c)  Acquisition Events
          ------------------

               (i)  Definition. An "Acquisition Event" shall mean: (a) any
                    ----------
merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

               (ii) Consequences of an Acquisition Event on Substitute Options.
                    ----------------------------------------------------------
Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Substitute Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Substitute Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Substitute Option confers the right to purchase, for each share of Common Stock subject to the Substitute Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Substitute Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

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          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Substitute Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Substitute Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Substitute Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Substitute Options.

          (iii)  Consequences of an Acquisition Event on Restricted Stock
                 --------------------------------------------------------
Awards. Upon the occurrence of an Acquisition Event, the repurchase and other
------
rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

          (iv)   Consequences of an Acquisition Event on Other Awards. The Board
                 ----------------------------------------------------
shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

17. No Special Employment Rights.
    ----------------------------

     Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18. Other Employee Benefits.
    -----------------------

     Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profitsharing, life insurance or salary continuation plan except as otherwise specifically determined by the Board of Directors.

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19. Amendment of the Plan.
    ---------------------

     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, provided, however, that neither the Board of Directors nor the Committee may amend or modify the definition of optionees, materially increase the benefits accruing to optionees, increase the number of shares issuable for purposes of this Plan, extend the term of this Plan, materially modify the requirements to be an optionee in this Plan, or otherwise modify this Plan in any way or manner requiring the approval of the Company's stockholders under: (i) the Code, or rules and regulations thereunder; (ii)
Section 16, if applicable to the Company; (iii) applicable Belgian law; or (iv) if applicable, the listing requirements of the Nasdaq National Market or any other securities exchange on which the Company's securities may be listed, without stockholder approval and compliance with any such applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this Plan may affect the rights of an optionees to a Substitute Option has been granted without such optionees's consent

20. Withholding.
    -----------

     (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of Substitute Options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of a Substitute Option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

     (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21. Cancellation and New Grant of Options, etc.
    ------------------------------------------

     The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding Substitute Options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the

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Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding Substitute
Options.

22. Effective Date and Duration of the Plan.
    ---------------------------------------

     (a)  Effective Date. The Plan shall become effective when adopted by the
          --------------
Board of Directors.

     (b)  Termination. Unless sooner terminated in accordance with Section 16,
          -----------
the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23. Provision for Foreign Participants.
    ----------------------------------

     The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, roles, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

24. Governing Law.
    -------------

     Without prejudice to the mandatory provisions of Belgian law governing the Company, the Substitute Options and the Common Stock, the provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors of the Company effective as of June 7, 2000.

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